UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 10, 2011

AVENUE SOUTH LTD.
(Exact name of registrant as specified in its charter)

Nevada	333-168346	26-0478989
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

5 Victory Road, Suffern, NY	10901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (845) 5480888

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into Material Definitive Agreement

On January 10, 2011, we entered into a joint marketing agreement with Group Consultants Limited (the “Agreement”). Pursuant to the terms of the Agreement, we have agreed to pay Group Consultants Limited a quarterly fee of  $5,000 for the provision of marketing services intended to increase sales of our products. Their obligations under the agreement will include the development of joint marketing materials, endorsement and introduction of our products to customers, sales agents and representatives, training of third party personnel and attendance at trade shows, conventions and conferences. The term of this agreement is one year.

Item 9.01 Financial Statements and Exhibits

10.1 Joint Marketing Agreement dated January 10, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVENUE SOUTH LTD.

/s/ Irina Goldman
Irina Goldman
Chief Executive Officer

January ____, 2011